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                                  EXHIBIT 23.1
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         Consent of Deloitte & Touche LLP, independent auditors.
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INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Bush Industries, Inc.

We consent to the incorporation by reference in Registration Statement No.'s 33-77820, 33-77814, 33-69846, 33-69848, 33-66540, 33-66542, 33-63723, 333-02617,
333-38017, 333-50831 and 333-90233 and 333-90255 of Bush Industries, Inc. on
Form S-8 and 333-14819 and 333-09291 of Bush Industries, Inc. on Form S-3 of our report dated February 4, 2000 (February 29, 2000 as to Note 14), appearing in this Annual Report on Form 10-K of Bush Industries, Inc. for the year ended January 1, 2000.

Deloitte & Touche LLP
Buffalo, New York

March 20, 2000